Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

June 7, 2013

Dune Energy, Inc.

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, and to the inclusion of our Letter Report dated July 30, 2012, as exhibit 99.1 to the Registration Statement of Dune Energy, Inc. (the “Company”) on Form S-1 relating to the resale of up to 6,249,996 shares of the Company’s common stock. We further consent to the inclusion of information from our “Appraisal Report as of June 30, 2012 on Certain Properties owned by Dune Energy Inc.”, “Appraisal Report as of June 30, 2011 on Certain Properties owned by Dune Energy Inc.”, and “Appraisal Report as of December 31, 2010 on Certain Properties owned by Dune Energy Inc.” in the Registration Statement.

We also hereby consent to all references to our firm included in the Registration Statement, including any such reference to us as “Experts” in the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716